FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2022 Results
- Infrastructure: DBM Global delivers record revenue of $412.7 million in the third quarter driven by strong demand and grows total backlog to $1.9 billion -
- Life Sciences: MediBeacon's U.S. Pivotal Study is progressing well -
- Spectrum: Broadcasting completed the upgrade to ATSC 3.0 of two of our Ft. Wayne, Indiana stations -
- Company receives Continued Listing Standards Notice from NYSE -
NEW YORK, November 2, 2022 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Revenue	$423.0	$394.8	7.1%	$1,228.0	$810.4	51.5%
Net loss attributable to common stock and participating preferred stockholders	$(6.6)	$(213.0)	96.9%	$(33.8)	$(224.5)	84.9%
Diluted loss per share - Net loss attributable to common stock and participating preferred shareholders	$(0.09)	$(2.75)	96.7%	$(0.44)	$(2.92)	84.9%
Total Adjusted EBITDA(1)(2)	$16.4	$14.3	14.7%	$40.0	$21.8	83.5%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“INNOVATE delivered another strong quarter of financial results growing both consolidated revenue and adjusted EBITDA year-over-year," said Avie Glazer, Chairman of INNOVATE. “INNOVATE's Infrastructure segment drove the revenue growth and margin expansion in the third quarter highlighted by continued strength in DBM Global and Banker Steel while growing their backlog in the quarter to $1.9 billion. At Life Sciences, MediBeacon's Pivotal Study continues as planned and is nearing completion. Additionally, we have taken necessary action in Spectrum to address certain profitability challenges in a difficult OTA market and continue to have a keen focus on optimizing operations. We are encouraged by the financial performance of INNOVATE through the first nine months of the year and look forward to a strong finish to 2022."
“We are pleased to have achieved revenue and adjusted EBITDA growth of 7.1% and 14.7%, respectively, in the third quarter,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “DBM Global, with Banker Steel in the fold for more than a year now, continues to deliver for INNOVATE, benefiting from an improving market backdrop while expanding margins from pandemic lows. In Life Sciences, revenue from R2 has increased sequentially for three quarters now as we are seeing solid traction despite challenges faced in China related to prolonged COVID-19 lockdowns. At Spectrum, we continue to face pressure in the OTA market and are in the process of exiting Azteca operations, which had been negatively impacting EBITDA. We have built a strong asset base in Spectrum that we believe positions us well to capitalize on the long-term opportunities in that space.”

Third Quarter 2022 Highlights and Recent Highlights
•The Company achieved Revenue and Adjusted EBITDA growth of 7.1% and 14.7%, respectively.

Infrastructure
•DBM Global Inc. ("DBM Global") achieved strong revenue in the third quarter, driven by robust demand in the commercial steel fabrication and erection markets.
•For the third quarter of 2022, DBM Global reported revenue of $412.7 million, an increase of 7.8% compared to $383.0 million in the prior year quarter. Net Income was $10.4 million, compared to $6.9 million for the prior year quarter. Adjusted EBITDA increased to $27.6 million from $24.4 million in the prior year quarter.
•DBM Global grew Adjusted EBITDA margin to 6.7% in the third quarter, an expansion of 30 basis points year-over-year and 120 basis points from last quarter.
•DBM Global’s reported backlog increased to $1.9 billion as of September 30, 2022, up from $1.6 billion as of December 31, 2021. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $2.2 billion at the end of the third quarter of 2022, compared with $1.9 billion as of December 31, 2021.

Life Sciences
•R2 Technologies, Inc. ("R2") has shipped 215 GLACIAL devices globally in 2022.
•R2 growth impacted by prolonged COVID-19 lockdowns in China.
•MediBeacon Inc.'s ("MediBeacon") Transdermal GFR Measurement System FDA Pivotal Study has progressed as expected and patient enrollment is 85% complete.

Spectrum
•Broadcasting owns and operates 251 stations that cover 107 designated market areas (DMAs).
•In September, we successfully completed the upgrade to ATSC 3.0 of two of our Ft. Wayne, Indiana stations. This upgrade is in conjunction with the FCC Experimental Special Temporary Authority (“STA”) granted to conduct a 5G mobile wireless trial with our LPTV spectrum. We expect the trial to commence in December 2022.
•For the third quarter of 2022, Broadcasting reported revenue of $9.1 million, a decrease of 10.8% compared to $10.2 million in the prior year quarter. The decrease was primarily driven by lower advertising revenue and a decline in paid programming at Azteca.
•For the third quarter of 2022, Broadcasting reported Net Loss of $1.4 million compared to $4.1 million in the prior year quarter. Adjusted EBITDA was $0.3 million, compared to Adjusted EBITDA of $1.8 million in the prior year quarter.

Third Quarter Financial Highlights
•Revenue: For the third quarter of 2022, INNOVATE's consolidated revenue from continuing operations was $423.0 million, an increase of 7.1% compared to $394.8 million for the prior year quarter. The increase in revenue was due to contributions from the Company’s Infrastructure segment.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$412.7	$383.0	$29.7	$1,197.0	$776.3	$420.7
Life Sciences	1.2	1.6	(0.4)	3.0	2.8	0.2
Spectrum	9.1	10.2	(1.1)	28.0	31.3	(3.3)
Consolidated INNOVATE	$423.0	$394.8	$28.2	$1,228.0	$810.4	$417.6

•Net Loss: For the third quarter of 2022, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $6.6 million, or $0.09 per fully diluted share, compared to a Net Loss of $213.0 million, or $2.75 per fully diluted share, for the prior year quarter. The decrease in the Net loss was driven primarily by the loss from discontinued operations as a result of the sale of the Insurance business in the previous period. The decrease was also attributable to the Infrastructure segment as a result of increased profit at the fabrication and erection business and Banker Steel driven by larger jobs with increased profits in the current year; an increase in the equity investment in HMN Technologies., Ltd. (“HMN”) as it produced higher income than in the comparable period, which is generally driven by the timing of project work; a decrease in salaries and benefits and legal expenses at the Spectrum segment, as well as an increase in FCC Reimbursements and a decrease in asset impairments in the current period. The decrease in loss was partially offset by an increase in the Non-operating corporate segment along with declines in the Spectrum operating results from the Azteca network business.

NET LOSS by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$10.4	$6.9	$3.5	$23.3	$8.3	$15.0
Life Sciences	(5.5)	(5.1)	(0.4)	(14.9)	(13.6)	(1.3)
Spectrum	(1.4)	(4.1)	2.7	(10.5)	(9.6)	(0.9)
Non-operating Corporate	(9.6)	(8.0)	(1.6)	(30.4)	(58.0)	27.6
Other and Eliminations	0.7	(1.3)	2.0	2.3	—	2.3
Net loss attributable to INNOVATE Corp., excluding discontinued operations	$(5.4)	$(11.6)	$6.2	$(30.2)	$(72.9)	$42.7
Net loss from discontinued operations	—	(200.3)	200.3	—	(149.9)	149.9
Net loss attributable to INNOVATE Corp.	$(5.4)	$(211.9)	206.5	(30.2)	(222.8)	192.6
Less: Preferred dividends and deemed dividends from conversions	1.2	1.1	0.1	3.6	1.7	1.9
Net loss attributable to common stock and participating preferred stockholders	$(6.6)	$(213.0)	$206.4	$(33.8)	$(224.5)	$190.7

•Adjusted EBITDA: For the third quarter of 2022, Total Adjusted EBITDA, which excludes discontinued operations, was $16.4 million, compared to Total Adjusted EBITDA of $14.3 million for the prior year quarter. The increase in third quarter Adjusted EBITDA can be attributed to revenue growth and improved margin in the Infrastructure Segment along with an increase in income from the equity investment in HMN, which is generally driven by the timing of project work. The increase in Adjusted EBITDA was partially offset by the Spectrum Segment due to a decrease in the Azteca network from lower advertising revenue driven by a decreased footprint and declines in paid programming, combined with higher support service fees and royalty expenses, and increases in severance and legal expenses at the Non-operating Corporate segment.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase/(Decrease)
Infrastructure	$27.6	$24.4	$3.2	$69.0	$49.6	$19.4
Life Sciences	(7.6)	(7.1)	(0.5)	(20.9)	(19.4)	(1.5)
Spectrum	0.3	1.8	(1.5)	2.0	5.3	(3.3)
Non-operating Corporate	(5.0)	(3.8)	(1.2)	(13.0)	(13.5)	0.5
Other and Eliminations	1.1	(1.0)	2.1	2.9	(0.2)	3.1
Total Adjusted EBITDA	$16.4	$14.3	$2.1	$40.0	$21.8	$18.2

•Balance Sheet: As of September 30, 2022, INNOVATE had cash and cash equivalents, excluding restricted cash, of $25.8 million compared to $45.5 million as of December 31, 2021. On a stand-alone basis, as of September 30, 2022, the Non-operating Corporate segment had cash and cash equivalents of $5.1 million compared to $22.0 million at December 31, 2021.

New York Stock Exchange Continued Listing Standards Notice
On October 27, 2022, the Company received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that it does not presently meet NYSE’s continued listing standard requiring a minimum average closing price of $1.00 per share over 30 consecutive trading days. The Notice does not result in the immediate delisting of the Company’s stock from the NYSE.

The Company plans to notify the NYSE that it intends to regain compliance and is considering all available options that are in the best interests of the Company and its shareholders. The Company has six months ("the Cure Period") following receipt of the notice to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period the Company has a closing share price of at least $1.00 per share and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Under NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the Cure Period, subject to the Company’s compliance with other NYSE continued listing requirements.

The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material debt or other agreements.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2022 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-300-8521 (Domestic Toll Free) / 1-412-317-6026 (Toll/International)
–Participant Entry Number: 10172019
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 10172019
*Available approximately two hours after the end of the conference call through November 16, 2022.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,902 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our previous Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; loss on early extinguishment or restructuring of debt; income tax expense (benefit); noncontrolling interest; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic; and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact INNOVATE’s business operations, financial performance, results of operations, financial position, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: developments relating to on-going hostilities in Ukraine, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on INNOVATE’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of INNOVATE and INNOVATE’s subsidiaries to raise capital; the ability of INNOVATE’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of INNOVATE common stock; the ability of INNOVATE and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions, including the process of exiting our Azteca operations; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; covenants noncompliance risk; interest rate environment; the impact of inflationary pressures; ability to regain compliance with NYSE listing requirement and risks that may affect the performance of the operating subsidiaries and portfolio companies of INNOVATE.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$423.0	$394.8	$1,228.0	$810.4
Cost of revenue	364.6	339.7	1,069.5	688.4
Gross profit	58.4	55.1	158.5	122.0
Operating expenses:
Selling, general and administrative	45.6	44.3	130.3	120.9
Depreciation and amortization	6.8	8.9	20.6	17.6
Other operating (income) loss	(0.6)	0.8	0.7	1.0
Income (loss) from operations	6.6	1.1	6.9	(17.5)
Other (expense) income:
Interest expense	(13.3)	(12.8)	(38.4)	(46.6)
Loss on early extinguishment or restructuring of debt	—	(0.1)	—	(12.5)
Loss from equity investees	(1.1)	(2.9)	(2.1)	(4.8)
Other (expense) income, net	(0.9)	0.6	0.5	4.4
Loss from continuing operations before income taxes	(8.7)	(14.1)	(33.1)	(77.0)
Income tax benefit (expense)	2.0	(0.1)	(1.6)	(3.8)
Loss from continuing operations	(6.7)	(14.2)	(34.7)	(80.8)
Loss from discontinued operations (including net loss on disposal of $200.3 million and $159.9 million for the three and nine months ended September 30, 2021, respectively)	—	(200.3)	—	(149.9)
Net loss	(6.7)	(214.5)	(34.7)	(230.7)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	1.3	2.6	4.5	7.9
Net loss attributable to INNOVATE Corp.	(5.4)	(211.9)	(30.2)	(222.8)
Less: Preferred dividends and deemed dividends from conversions	1.2	1.1	3.6	1.7
Net loss attributable to common stock and participating preferred stockholders	$(6.6)	$(213.0)	$(33.8)	$(224.5)

Loss per common share - continuing operations
Basic	$(0.09)	$(0.16)	$(0.44)	$(0.98)
Diluted	$(0.09)	$(0.16)	$(0.44)	$(0.98)

Loss per common share - discontinued operations
Basic	$—	$(2.59)	$—	$(1.94)
Diluted	$—	$(2.59)	$—	$(1.94)

Loss per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(0.09)	$(2.75)	$(0.44)	$(2.92)
Diluted	$(0.09)	$(2.75)	$(0.44)	$(2.92)

Weighted average common shares outstanding:
Basic	77.6	77.2	77.5	77.0
Diluted	77.6	77.2	77.5	77.0

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$25.8	$45.5
Accounts receivable, net	327.9	247.1
Contract assets	156.0	118.6
Inventory	20.7	17.0
Restricted cash	0.4	2.0
Assets held for sale	—	1.5
Other current assets	13.5	10.9
Total current assets	544.3	442.6
Investments	57.7	56.0
Deferred tax asset	2.7	3.0
Property, plant and equipment, net	168.0	169.9
Goodwill	126.8	127.4
Intangibles, net	194.3	208.4
Other assets	71.4	73.3
Total assets	$1,165.2	$1,080.6

Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$213.0	$179.2
Accrued liabilities	88.2	93.4
Current portion of debt obligations	81.4	69.5
Contract liabilities	95.4	79.1
Other current liabilities	20.1	18.3
Total current liabilities	498.1	439.5
Deferred tax liability	10.2	9.1
Debt obligations	627.9	556.8
Other liabilities	57.6	63.3
Total liabilities	1,193.8	1,068.7
Commitments and contingencies
Temporary equity
Preferred stock	17.9	18.8
Redeemable noncontrolling interest	45.0	49.3
Total temporary equity	62.9	68.1
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both September 30, 2022 and December 31, 2021
Shares issued: 79,784,214 and 79,225,964 as of September 30, 2022 and December 31, 2021, respectively
Shares outstanding: 78,394,998 and 77,836,748 as of September 30, 2022 and December 31, 2021, respectively
Additional paid-in capital	330.2	330.6
Treasury stock, at cost: 1,389,216 shares as of both September 30, 2022 and December 31, 2021	(5.2)	(5.2)
Accumulated deficit	(446.4)	(416.2)
Accumulated other comprehensive income	2.9	6.4
Total INNOVATE Corp. stockholders’ deficit	(118.4)	(84.3)
Noncontrolling interest	26.9	28.1
Total stockholders’ deficit	(91.5)	(56.2)
Total liabilities, temporary equity and stockholders’ deficit	$1,165.2	$1,080.6

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended September 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(5.4)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$10.4	$(5.5)	$(1.4)	$(9.6)	$0.7	$(5.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	0.1	1.4	—	—	6.8
Depreciation and amortization (included in cost of revenue)	3.9	—	—	—	—	3.9
Other operating (income)	—	—	(0.6)	—	—	(0.6)
Interest expense	2.6	0.2	2.2	8.3	—	13.3
Other (income) expense, net	(0.6)	(0.3)	(1.1)	2.9	—	0.9
Income tax expense (benefit)	5.0	—	—	(7.0)	—	(2.0)
Noncontrolling interest	1.0	(2.2)	(0.4)	—	0.3	(1.3)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Acquisition and disposition costs	—	—	0.2	0.1	0.1	0.4
Adjusted EBITDA	$27.6	$(7.6)	$0.3	$(5.0)	$1.1	$16.4

(in millions)	Three Months Ended September 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(211.9)
Less: Discontinued operations						(200.3)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$6.9	$(5.1)	$(4.1)	$(8.0)	$(1.3)	$(11.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	7.4	—	1.4	0.1	—	8.9
Depreciation and amortization (included in cost of revenue)	3.4	—	—	—	—	3.4
Other operating loss	0.1	—	0.7	—	—	0.8
Interest expense	2.2	—	2.4	8.2	—	12.8
Other (income) expense, net	(0.3)	—	1.5	(1.8)	—	(0.6)
Loss on early extinguishment or restructuring of debt	—	—	0.1	—	—	0.1
Income tax expense (benefit)	2.9	—	—	(2.8)	—	0.1
Noncontrolling interest	0.7	(2.0)	(0.9)	—	(0.4)	(2.6)
Share-based compensation expense	—	—	0.3	0.1	—	0.4
Nonrecurring Items	(0.1)	—	—	—	—	(0.1)
COVID-19 Costs	0.4	—	—	—	—	0.4
Acquisition and disposition costs	0.8	—	0.4	0.4	0.7	2.3
Adjusted EBITDA	$24.4	$(7.1)	$1.8	$(3.8)	$(1.0)	$14.3

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Nine Months Ended September 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(30.2)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$23.3	$(14.9)	$(10.5)	$(30.4)	$2.3	$(30.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	15.9	0.2	4.4	0.1	—	20.6
Depreciation and amortization (included in cost of revenue)	11.2	—	—	—	—	11.2
Other operating (income) loss	(0.6)	—	1.3	—	—	0.7
Interest expense	7.0	0.2	6.1	25.1	—	38.4
Other (income) expense, net	(1.9)	(0.4)	1.8	—	—	(0.5)
Income tax expense (benefit)	11.4	—	—	(9.8)	—	1.6
Noncontrolling interest	2.3	(6.3)	(1.5)	—	1.0	(4.5)
Share-based compensation expense	—	0.3	—	1.4	—	1.7
Nonrecurring items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.3	—	0.4	0.6	(0.4)	0.9
Adjusted EBITDA	$69.0	$(20.9)	$2.0	$(13.0)	$2.9	$40.0

(in millions)	Nine Months Ended September 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(222.8)
Less: Discontinued operations						(149.9)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$8.3	$(13.6)	$(9.6)	$(58.0)	$—	$(72.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	13.1	0.1	4.3	0.1	—	17.6
Depreciation and amortization (included in cost of revenue)	8.4	—	—	—	—	8.4
Other operating loss	0.1	—	0.9	—	—	1.0
Interest expense	6.3	—	7.1	33.2	—	46.6
Other (income) expense, net	(4.2)	—	2.3	(2.5)	—	(4.4)
Loss on early extinguishment or restructuring of debt	1.5	—	1.0	10.0	—	12.5
Income tax expense (benefit)	4.1	—	—	(0.3)	—	3.8
Noncontrolling interest	0.9	(6.0)	(1.9)	—	(0.9)	(7.9)
Share-based compensation expense	—	0.1	0.6	1.0	—	1.7
Nonrecurring items	0.3	—	—	0.5	—	0.8
COVID-19 costs	8.3	—	—	—	—	8.3
Acquisition and disposition costs	2.5	—	0.6	2.5	0.7	6.3
Adjusted EBITDA	$49.6	$(19.4)	$5.3	$(13.5)	$(0.2)	$21.8